AMENDMENT
PARTICIPATION AGREEMENT
     The Participation Agreement (the “Agreement”), dated October 12, 1999, by and among AIM Variable Insurance Funds, a Delaware Trust, A I M Distributors, Inc., MetLife Investors USA Insurance Company, Missouri life insurance company, and MetLife Investors Distribution Company, a Missouri corporation, is hereby amended as follows:
     WHEREAS, effective April 30, 2010, AIM Variable Insurance Funds was renamed AIM Variable Insurance Funds (Invesco Variable Insurance Funds).
     The Parties hereby agree to amend the agreement as follows:
     1. All references to AIM Variable Insurance Funds will hereby be deleted and replaced with AIM Variable Insurance Funds (Invesco Variable Insurance Funds); and
     2. Schedule A of the Agreement is hereby deleted in its entirety and replaced with the following:
SCHEDULE A
FUNDS AVAILABLE UNDER THE CONTRACTS
ALL SERIES I SHARES AND SERIES II SHARES OF AIM VARIABLE INSURANCE FUNDS (INVESCO VARIABLE INSURANCE FUNDS)
SEPARATE ACCOUNTS UTILIZING THE FUNDS
ALL SEPARATE ACCOUNTS UTILIZING THE FUNDS
CONTRACTS FUNDED BY THE SEPARATE ACCOUNTS
ALL CONTRACTS FUNDED BY THE SEPARATE ACCOUNTS

All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.
Effective date: April 30, 2010.

AIM VARIABLE INSURANCE FUNDS (INVESCO VARIABLE INSURANCE FUNDS)
By:	/s/ John M. Zerr
	Name:	John M. Zerr
	Title:	Senior Vice President

METLIFE INVESTORS USA INSURANCE COMPANY
By:	/s/ Gregory Illson
	Name:	Gregory Illson
	Title:	Vice President

METLIFE INVESTORS DISTRIBUTION COMPANY
By:	/s/ Paul M. Kos
	Name:	Paul M. Kos
	Title:	Vice President

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